AMENDMENT TO THE OFFICE LEASE

This Amendment to the Office Lease made as of this 19th day of October, 1995 between Crow-Lippe-Gillespie I, a Texas Limited Partnership and Grand Slam III, an Indiana Partnership.

WITNESSETH:

WHEREAS, the parties entered into a Lease Agreement on October 29, 1990; and WHEREAS the agreement provides that the parties may amend the agreement by an instrument in writing signed by both parties; and WHEREAS the parties now desire to amend the Lease Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  The expiration date is now November 8, 2000.

2. The total square footage is now 3,963 rentable square feet comprising Suite 390 (2,886 s.f.)and Suite 345 (1077 s.f.) as illustrated in the attached floor plan (Exhibit A).

3. New monthly rental rate beginning November 1, 1995 shall be as follows:

     The monthly rental on Suite 390 shall be Three Thousand Five Hundred Ninety Five Dollars and 48/100 ($3,595.48).

     The monthly rental on Suite 345 shall be One Thousand Three Hundred Forty One Dollars and 76/100 ($1,341.76). The rental on Suite 345 shall commence when improvement are completed as detained below in #5 or when Tenant occupies space, whichever is sooner.

4. The operating expense stop shall be changed from $4,00 per rentable square foot to those expenses incurred in 1996 per rentable square foot.

5. Landlord will provide new paint, vinyl wall covering and wall papering where appropriate in Suite 390. In Suite 345, Landlord shall provide turnkey improvements as illustrated in the attached space plan (Exhibit B). Finish shall be mutually agreed upon by Tenant and Landlord and will be of building standard.

All other terms and conditions remain the same.

In the event terms of this Amendment conflict with terms of Lease
Agreement, the terms of this Agreement shall control. The Amendment to the Lease Agreement shall be incorporated into and made a part of the Lease Agreement and all Provisions of the Lease Agreement, not expressly modified or amended hereby shall remain in full force and effect.

TENANT:                                                       LANDLORD:

GRAND SLAM III                                     Crow-Lippe-Gillespie I,
an Indiana Partnership                             a Texas Limited Partnership

By:__________________________
By:________________________

WITNESS:                                                        WITNESS:

_____________________________
___________________________



                                      AMENDMENT TO THE OFFICE LEASE

This Amendment to the Office Lease made as of this 12th day of October, 1995 between Crow-Lippe-Gillespie I, a Texas Limited Partnership and Sports Ventures II, an Indiana Partnership.

WITNESSETH:

WHEREAS, the parties entered into a Lease Agreement on October 29, 1990; and WHEREAS the agreement provides that the parties may amend the agreement by an instrument in writing signed by both parties, and WHEREAS the parties now desire to amend the Lease Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. The lessee is now Grand Slam III, and Indiana partnership, replacing Sports Ventures, II, an Indiana partnership.

All other terms and conditions remain the same.

In the event terms of this Amendment conflict with terms of Lease
Agreement, the terms of this Agreement shall control. The Amendment to the Lease Agreement shall be incorporated into and made a part of the Lease Agreement and all Provisions of the Lease Agreement, not expressly modified or amended hereby shall remain in full force and effect.

TENANT:                                                       LANDLORD:

SPORT VENTURES II                                  Crow-Lippe-Gillespie I,
an Indiana Partnership                             a Texas Limited Partnership

By:__________________________
By:_________________________

WITNESS:                                                        WITNESS:

_____________________________
_________________________